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                                                                    Exhibit 99.3
                                    FORM OF
                          FINE.COM INTERNATIONAL CORP.

                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                                 AUGUST 31, 1999

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Daniel M. Fine and Timothy J. Carroll, and each or both of them, proxies, with full power of substitution to vote all shares of stock of fine.com International Corp. which the undersigned is entitled to vote at the Special Meeting of Shareholders of fine.com International Corp., to be held on Tuesday, August 31, 1999, at 8:00 a.m., at the Century Square Plaza Building, 16th Floor, Room 1625, located at 1501 Fourth Avenue, Seattle, Washington and at any adjournment or postponement thereof, upon matters set forth in the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated August 10, 1999, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE MERGER AGREEMENT AND THE MERGER AS DESCRIBED IN THE PROPOSAL.

      Please mark your votes as indicated in this example.   [X]


      1. To consider and vote upon approval of the Agreement and Plan of Merger dated as of May 17, 1999 and amended and restated as of August 5, 1999, among fine.com, ARIS Corporation, ARIS Interactive, Inc., a wholly owned subsidiary of ARIS, Daniel M. Fine, Frank Hadam and Herbert L. Fine, pursuant to which fine.com will be merged with and into ARIS Interactive.

            FOR  [ ]         AGAINST  [ ]         ABSTAIN  [ ]

      2. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

                            Date:             , 1999
                                  ------------

                            Signature(s) of Shareholder(s)

                            ----------------------------------------------
                            Print Name(s)

                            (If signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.)

                            [ ] Check this box if you plan on attending the Special Meeting of Shareholders in person.